NOTE PURCHASE AGREEMENT

BY AND AMONG

SJ ELECTRONICS, INC.
(F/K/A ACHERON, INC.)

AND

THE INVESTORS LISTED ON EXHIBIT A

Dated as of May 15, 2008

_______________________

15% SENIOR SECURED CONVERTIBLE NOTES DUE 2009

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TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)

ANNEXES

Annex I	Form of 15% Senior Secured Convertible Note due 2009
Annex II	Form of Pledge and Security Agreement
Annex III	Form of Escrow Agreement
Annex IV	Form of Legal Opinion of Company Counsel
Annex V	Form of Guaranty by Agatha Shen
Annex VI	Form of Lockbox Agreement
Annex VII	Form of Collateral Agency Agreement

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NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”) is entered into as of May 15, 2008, by and between SJ Electronics, Inc. (f/k/a Acheron, Inc.), a Nevada corporation (the “Company”), the persons listed on the signature pages hereto as the management of the Company (the “Management”) and the investors listed on Exhibit A hereto (each an “Investor” and collectively the “Investors”). The Investors and the Company are also referred to individually herein as a “Party” and collectively herein as the “Parties.”

WITNESSETH:

WHEREAS, upon the terms and subject to the conditions of this Agreement, the Investors wish to purchase from the Company and the Company wishes to sell to the Investors, the Notes (such capitalized term and all other capitalized terms used in this Agreement having the meanings provided in Section 1) of the Company to be issued by the Company in the principal amount set forth on the signature page of this Agreement, which Notes will be convertible into shares of Common Stock;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

The Parties, intending to be legally bound, agree as follows:

1. DEFINITIONS.

The following terms used in this Agreement shall have the meanings set forth below, provided that these definitions do not include terms used in Section 2(c) that are otherwise defined in that Section.

“1933 Act” means the Securities Act of 1933, as amended.

“Accounts Receivable” means all rights to payment for goods sold or leased or for services rendered, whether or not such rights have been earned by performance, except that all such rights to payment from Lite-On, Inc. are expressly excluded from Accounts Receivable.

“Additional Closing” has the meaning set forth in Section 2.

“Additional Closing Date” has the meaning set forth in Section 2.

“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

“Agreement” means this Note Purchase Agreement.

“Blackout Period” means the period of up to twenty Trading Days (whether or not consecutive) during any period of 365 consecutive days after the date the Company notifies the Investors that they are required, pursuant to Section 5(c)(4), to suspend offers and sales of Registrable Securities as a result of an event or circumstance described in Section 5(b)(5)(A), during which period, by reason of Section 5(b)(5)(B), the Company is not required to amend a particular Registration Statement or supplement the related Prospectus.

“Business” means the business of the Company and its Subsidiaries.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

“Claims” means any losses, claims, damages, liabilities or expenses, including, without limitation, reasonable fees and expenses of legal counsel (joint or several), incurred by a Person.

“Closing” has the meaning set forth in Section 2(b).

“Closing Date” has the meaning set forth in Section 2(b).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” shall have the meaning to be provided in this Agreement or in the Pledge and Security Agreement.

“Collateral Agent” shall have the meaning to be provided in this Agreement or in the Pledge and Security Agreement.

“Collateral Agency Agreement” means the Collateral Agency Agreement by and among the Collateral Agent and the parties therein in the form attached as Annex VII.

“Common Stock” means the Common Stock, par value $.001 per share, of the Company.

“Company Intellectual Property” means all intellectual property currently used by the Company and its Subsidiaries that is material to their business.

“Company Disclosure Schedule” has the meaning set forth in Section 3.

“Conversion Price” shall have the meaning to be provided in this Agreement or in the Note.

“Conversion Shares” means the shares of Common Stock or other securities issuable upon conversion of the Note.

“Disclosure Documents” has the meaning set forth in Section 3(f).

“Encumbrance” means any claim, mortgage, servitude, easement, encroachment, restrictive covenant, right of way, survey defect, equitable interest, lease or other possessory interest, lien, option, pledge, security interest, preference, priority, right of first refusal, environmental use restriction or similar restriction.

“Entity” means any corporation (including any non profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, association, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agent” means Guzov Ofsink, LLC, as the Company’s escrow agent for the Purchase Price Escrow Agreement.

“Event of Default” shall have the meaning to be provided in this Agreement or in the Note.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority.

“GAAP” means United States generally accepted accounting principles as in effect as of the date of any document purported to be prepared in accordance with GAAP.

“Governmental Body” means any (i) nation, region, state, province, county, municipality, city, town, village, district or other jurisdiction, (ii) federal, state, provincial, local, municipal, foreign or other government, (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department or other Entity and any court or other tribunal), (iv) multinational organization, (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power of any nature or (vi) official of any of the foregoing.

“Guaranty” means the guaranty dated of even date herewith executed by Agatha Shen in favor of the Investors providing for the guaranty of the Company’s obligations under the Notes, in the form attached as Annex V.

“Indebtedness” shall have the meaning to be provided in this Agreement or in the Note.

“Indemnified Party” means the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the Exchange Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any Person who controls such stockholder or underwriter within the meaning of the 1933 Act or the Exchange Act.

“Indemnified Person” means the Investors, their respective investment advisers and investment managers, the directors, officers, employees and agents of the Investors, each Person, if any, who controls an Investor or any such investment adviser or investment manager within the meaning of the 1933 Act or the Exchange Act, any underwriter (as defined in the 1933 Act) acting on behalf of an Investor who participates in the offering of Registrable Securities by such Investor in accordance with the plan of distribution contained in the Prospectus, the directors, if any, of such underwriters and the officers, if any, of such underwriters, and each Person, if any, who controls any such underwriter within the meaning of the 1933 Act or the Exchange Act.

“Initial Closing” has the meaning set forth in Section 2.

“Initial Closing Date” means 10:00 a.m., New York City time, on May 15, 2008, or such other mutually agreed to time.

“Inspector” means any attorney, accountant or other agent retained by an Investor for the purposes provided in Section 5(b)(7).

“Insolvent” means (i) the present fair saleable value of the Company's assets is less than the amount required to pay the Company's total indebtedness, contingent or otherwise, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur debts beyond its ability to pay as such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt) or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged for the current fiscal year as such business is now conducted and is proposed to be conducted.

“Investors” means the investors listed on Exhibit A.

“IRS” means the Internal Revenue Service or any successor agency and, to the extent relevant, the Department of Treasury.

“Law” means any foreign, federal, state and local statute, law, constitution, treaty, rule, regulation, by-law, ordinance, code, regulation, resolution, order, determination, writ, injunction, awards (including, without limitation, awards of any arbitrator), judgment, decree, binding case law, principle of common law or notice of any Governmental Body (for the avoidance of doubt, including, but not limited to, the Laws of the United States of America and the People’s Republic of China).

“Liabilities” includes liabilities or obligations of any nature, whether known or unknown, whether absolute, accrued, contingent, choate, inchoate or otherwise, whether due or to become due, and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP, including any Liability for Taxes.

“Liens” shall have the meaning to be provided in this Agreement or in the Note.

“Lockbox Agreement” means the Lockbox Agreement by and among the Company, the Collateral Agent and the Lockbox Agent in the form attached as Annex VI.

“Management” has the meaning set forth in the preface.

“Material Adverse Effect” means (i) a material adverse effect on (A) the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole; (B) the validity or enforceability of, or the ability of the Company to perform its obligations under, the Transaction Documents; (C) the existence, validity or priority of the Lien on and Security Interest in the Collateral granted pursuant to any Security Agreement; or (D) the rights and remedies of the Investors under or in connection with the Transaction Documents or (ii) any event or circumstance that would cause any Registration Statement or Prospectus to contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made not misleading except if such untrue statement of a material fact in such Registration Statement or Prospectus or omission to state a material fact required to be stated in such Registration Statement or Prospectus in order to make the statements therein not misleading, results from a misstatement or omission made by the Investors in written information they furnished to the Company specifically for inclusion in such Registration Statement or such Prospectus or in any amendment or supplement thereto, unless the Company shall have failed timely to amend or supplement such Registration Statement or Prospectus after such Investors shall have corrected such misstatement or omission.

“Material Contracts” has the meaning set forth in Section 3(m).

“Note” means the 15% Senior Secured Convertible Note due 2009 of the Company in the form attached as Annex I.

“Party” and “Parties” have the meanings set forth in the preface.

“Payment Event” means any of the following events:

(i) the Company fails to file with the SEC any Registration Statement meeting the requirements of this Agreement on or before the date by which the Company is required to file such Registration Statement pursuant to Section 5(a),

(ii) the SEC Effectiveness Date of the Registration Statement required by Section 5(a)(1) covering Registrable Securities does not occur within 180 days following the Closing Date or the SEC Effectiveness Date of any Registration Statement required by Section 5(a)(2) covering Registrable Securities does not occur within 120 days following the date the Company shall become obligated to commence preparation of such Registration Statement,

(iii) The Company fails to file with the SEC a request for acceleration of effectiveness of a Registration Statement within five Trading Days after the date the Company learns that no review of such Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on such Registration Statement, as the case may be, or any such request for acceleration fails to request acceleration of such Registration Statement to a time and date not more than 48 hours after the submission of such request,

(iv) after the SEC Effectiveness Date of any Registration Statement, sales cannot be made pursuant to such Registration Statement for any reason (including, without limitation, by reason of a stop order, any untrue statement of a material fact or omission of a material fact in such Registration Statement, or the Company’s failure to update such Registration Statement), except to the extent permitted pursuant to Section 5(b)(5),

(v) the Company fails, refuses or is otherwise unable timely to issue and deliver to or upon the order of the Person entitled thereto Conversion Shares upon conversion of the Note as and when required under the Transaction Documents, in any such case within five (5) Trading Days after the due date thereof in accordance with the Note, or the Company fails, refuses or is otherwise unable timely to transfer any Shares as and when required by the Transaction Documents.

“Payment Period” means any period following the Closing Date during which any Payment Event occurs and is continuing.

“Person” means an individual or an Entity, including a Governmental Body or any other body with legal personality separate from its equityholders or members, including if established by any Governmental Body.

“Placement Agent” means Primary Capital, LLC.

“Plan” has the meaning specified in ERISA Section 3(3).

“Pledge and Security Agreement” means the Pledge and Security Agreement of the Company and Agatha Shen in favor of the Collateral Agent in the form attached as Annex II.

“Proceeding” means any action, arbitration, audit, examination, investigation, claim, demand, inquiry, hearing, litigation, suit or appeal (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, and whether public or private) commenced, brought, conducted, heard by or before or otherwise involving any Governmental Body or arbitrator.

“Prospectus” means the prospectus forming part of the Registration Statement at the time the Registration Statement is declared effective and any amendment or supplement thereto (including any information or documents incorporated therein by reference).

“Purchase Price” means the amount equal to the principal amount of the Note to be purchased by the Investor as set forth in Exhibit A.

“Purchase Price Escrow Agreement” has the meaning set forth in Section 2(b).

“register”, “registered”, and “registration” refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

“Registrable Securities” means (1) the Shares, (2) if the Common Stock is changed, converted or exchanged by the Company or its successor, as the case may be, into any other stock or other securities on or after the date hereof, such other stock or other securities which are issued or issuable in respect of or in lieu of the Shares and (3) if any other securities are issued to holders of Common Stock (or such other shares or other securities into which or for which the Common Stock is so changed, converted or exchanged as described in the immediately preceding clause (2)) upon any reclassification, share combination, share subdivision, share dividend, merger, consolidation or similar transaction or event, such other securities which are issued or issuable in respect of or in lieu of the Shares.

“Registration Statement” means a registration statement on Form S-1 or such other form as may be available to the Company to be filed with the SEC under the 1933 Act relating to the Registrable Securities and which names any Investor as a selling stockholder.

“Regulation D” means Regulation D under the 1933 Act.

“Regulation S” means Regulation S under the 1933 Act.

“Repurchase Event” shall have the meaning to be provided in this Agreement or in the Note.

“Rule 144” means Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time provide a “safe harbor” exemption from registration under the 1933 Act so as to permit a holder to sell securities of the Company to the public without registration under the 1933 Act.

“Rule 144A” means Rule 144A under the 1933 Act or any successor rule thereto.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Rule 424" means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Comments” means comments sent by the SEC to the Company in respect of a Registration Statement.

“SEC Effectiveness Date” means, with respect to any Registration Statement, the date such Registration Statement is first declared effective by the SEC.

“SEC Filing Date” means the date the Registration Statement is first filed with the SEC pursuant to Section 5 of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities” means, collectively, the Note and the Conversion Shares.

“Shares” means the Conversion Shares.

“Short Sales” shall have the meaning provided in Regulation SHO under the Exchange Act as in effect on the date of this Agreement (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subsidiary” means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

“Tax” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement required to be supplied to any governmental authority relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transaction Documents” means, collectively, this Agreement, the Note, the Pledge and Security Agreement, the Collateral Agency Agreement, the Lockbox Agreement, the Guaranty, the Purchase Price Escrow Agreement and the other agreements, instruments and documents contemplated hereby and thereby.

“Violation” means:

(i) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,

(ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading,

(iii) any violation or alleged violation by the Company of the 1933 Act, the Exchange Act, any state securities law or any rule or regulation under the 1933 Act, the Exchange Act or any state securities law, or

(iv) any breach or alleged breach by the Company of any representation, warranty, covenant, agreement or other term of any of the Transaction Documents.

2. PURCHASE AND SALE OF NOTES.

(a) Purchase and Sale of Notes. (i) Upon the terms and subject to the conditions of this Agreement, the Investors hereby agree to purchase from the Company, and the Company hereby agrees to sell to the Investors, on the Closing Date, the Notes in the principal amounts set forth in Exhibit A and having the terms and conditions as set forth in the form of the Note attached hereto as Annex I for the Purchase Price.

(ii) The Notes will be secured by (i) a first-priority Lien on certain Accounts Receivable of the Company, and (ii) a perfected first-priority Lien on ten million (10,000,000) shares of Common Stock, owned by Agatha Shen, the Chairman of the Company, pursuant to the Pledge and Security Agreement to be dated as of the Closing Date between Tri-State Title & Escrow, LLC, as the collateral agent, the Company and Agatha Shen, a form of which is attached hereto as Annex II.

(iii) The Notes will be offered and sold to the Investors pursuant to Regulation S and/or Regulation D under the 1933 Act. Upon original issuance of the Notes, and until such time as it is no longer required under the applicable requirements of the 1933 Act, the Notes and the Conversion Shares shall bear the legends relating to the offer and the sale of the Notes and the Conversion Shares as required by (i) Regulation S under the 1933 Act or (ii) any other applicable laws or regulations relating to the issuance of the Notes.

(b) Closing. The issuance and sale of the Notes shall occur on the Closing Date at Guzov Ofsink, LLC, 14th Floor, 600 Madison Avenue, New York, New York 10022 or at such other location and time as the parties may agree. At the closing, upon the terms and subject to the conditions of this Agreement, (1) the Company shall issue and deliver to the Investors the Notes against payment by the Investors to the Company of an amount equal to the Purchase Price, and (2) as payment in full for the Notes, and against delivery of the Notes, the Investors shall have delivered to the Escrow Agent the Purchase Price pursuant to that certain escrow agreement, and all amendments thereto, by and among the Escrow Agent and the Company, a copy of which is attached as Annex III (such agreement, the “Purchase Price Escrow Agreement”; such events, the “Closing” or “Initial Closing”). The release to the Company of the Purchase Price less all applicable fees shall be effected in accordance with the terms of this Agreement and the Purchase Price Escrow Agreement. At the Closing, the Investors and the Company shall deliver to each other all of the various certificates, instruments, and documents referred to in Section 7. The Investors and the Company acknowledge and agree that the Company may consummate the sale of additional Notes to Investors or other investors, on the terms set forth in this Agreement and the other Transaction Documents as defined herein, at a closing or additional closings (each, an “Additional Closing”; the Initial Closing and any Additional Closing are also  sometimes referred to herein as a “Closing”), all of which Additional Closings shall occur not later than July 31, 2008 (the date of any Additional Closing is hereinafter referred to as an Additional Closing Date” and the Initial Closing Date and any Additional Closing Date are also sometimes referred to herein as a “Closing Date”).

3. REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY AND ITS SUBSIDIARIES.

The Company represents and warrants to the Investors that the statements contained in this Section 3 are correct and complete as of the date of this Agreement except as set forth in the disclosure schedule delivered by the Company to the Investor on the date hereof and initialed by the Parties (the “Company Disclosure Schedule”). The Company Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

(a) Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full and unrestricted corporate power and authority to own, operate and lease its assets, to carry on the Business (and any other business) as currently conducted (and proposed to be conducted), to execute and deliver this Agreement and the Transaction Documents and to carry out the transactions contemplated hereby and thereby. The Company is duly qualified to do business and is in good standing (to the extent such concept is applicable in the relevant jurisdiction) in all jurisdictions in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to so qualify will not have a material adverse effect on the Business or financial condition of the Company and its Subsidiaries, taken as a whole.

(b) Authorization of Transaction. The Company has full corporate power and authority to execute and deliver this Agreement, each of the Transaction Documents, and any applicable ancillary agreement and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and any Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions, except to the extent that such enforcement may be limited by bankruptcy, reorganization, insolvency and other similar Laws and court decisions relating to or affecting the enforcement of creditors rights generally and by the application of general equitable principles..

(c) Noncontravention. The execution, delivery and performance by the Company of this Agreement and any Transaction Documents, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by the Company and any of its Subsidiaries of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with, or violate any provision of, any Law having applicability to the Company or its Subsidiaries, or any of their assets, or any provision of the charter or bylaws of the Company or any of its Subsidiaries ; (ii) conflict with, or result in any breach of, or constitute a default under any agreement, contract or other arrangement (whether written or oral) to which the Company or any Subsidiary is a party or by which the Company or its Subsidiaries or any of their assets may be bound; or (iii) result in or require the creation or imposition of or result in the acceleration of any indebtedness, or of any Encumbrance of any nature upon, or with respect to any of the assets (including the Shares) of the Company or any Subsidiary .

(d) Concerning the Shares and the Common Stock. Capitalization. The Shares have been duly authorized and the Conversion Shares, when issued upon conversion of the Notes, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no unwaived preemptive or similar rights of any stockholder of the Company or any other Person to acquire any of the Securities issued or to be issued to the Investor. The Company has duly reserved 5,400,000 shares of Common Stock exclusively for issuance upon conversion of the Notes, and such shares shall remain so reserved, and the Company shall from time to time reserve such additional shares of Common Stock as shall be required to be reserved pursuant to the Notes, so long as the Notes are outstanding. The Company acknowledges that the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Investor shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided, however, that in order to make any sale, transfer or assignment of Securities in connection with a foreclosure or realization on such pledge, the Investor or its pledgee shall make such disposition in accordance with, or pursuant to an effective registration statement or an available exemption under, the 1933 Act. The authorized and outstanding capital stock of the Company as of the date of this Agreement and the Closing Date (not including the Securities) are set forth on Schedule 3(d). Except as set forth on Schedule 3(d), there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company or any of its Subsidiaries. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

(e) Subsidiaries. All shares of capital stock of Subsidiaries directly or indirectly held by the Company have been duly authorized, are validly issued and fully paid and nonassessable. All of the issued and outstanding shares (or other securities) of each Subsidiary were issued in compliance with all applicable federal and state securities Laws and any other applicable Laws. The Company directly, or indirectly through wholly owned Subsidiaries, holds of record and beneficially owns all such shares of capital stock of the direct or indirect Subsidiaries free and clear of all Encumbrances. Each Subsidiary is an Entity duly organized, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of its state or jurisdiction of incorporation (as listed in Section 3(e) of the Company Disclosure Schedule) and in all jurisdictions in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. Each Subsidiary has the full and unrestricted power and authority to own, operate and lease its assets and to carry on the Business (and any other business) as currently conducted (and proposed to be conducted). There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require any Subsidiary to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to any Subsidiary. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of any Subsidiary. Neither the Company nor any of its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary.

(f) Disclosure Documents; Common Stock Trading.

(i) The Company has timely filed with, or furnished to, the SEC each form, proxy statement or report required to be filed with, or furnished to, the SEC by the Company pursuant to the Exchange Act since February 14, 2008 (collectively, the “Disclosure Documents”). To the knowledge of the Company, the Disclosure Documents complied, as of the date of their filing with the SEC, in all respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder. The information contained or incorporated by reference in the Disclosure Documents was true, complete and correct in all material respects as of the respective dates of the filing thereof with the SEC and, as of such respective dates, the Disclosure Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent updated or superseded by any Disclosure Document subsequently filed by the Company with the SEC prior to the date hereof. To the knowledge of the officers of the Company, there is no event, fact or circumstance that would cause any certification signed by any such officer in connection with any Disclosure Document pursuant to the requirements of the Sarbanes Oxley-Act of 2002 to be untrue, inaccurate or incorrect in any respect.

(ii) The financial statements of the Company included in the Disclosure Documents have been prepared in accordance with the published rules and regulations of the SEC and in conformity with GAAP applied on a consistent basis throughout the periods indicated therein, except as may be indicated therein or in the notes thereto, and presented fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates indicated, and the consolidated results of the operations and cash flows of the Company and its Subsidiaries for the periods therein specified (except in the case of quarterly financial statements for the absence of footnote disclosure and subject, in the case of interim periods, to normal year-end adjustments).

(iii) The Common Stock is validly, properly and effectively registered under the Exchange Act in accordance with all applicable federal securities laws and is quoted on the OTC Bulletin Board. The Company is currently in compliance with all applicable FINRA and OTC Bulletin Board requirements and standards. There is no revocation order, suspension order, injunction or other Proceeding or Law (whether issued by the SEC, the FINRA or other Governmental Body) affecting the effectiveness of the Company’s Exchange Act registration or the trading of the Common Stock. The consummation of the transactions contemplated by this Agreement and the Transaction Documents do not conflict with, and will not result in any violation of, any FINRA or OTC Bulletin Board trading requirement or standard applicable to the Company or its Common Stock.

(g) No Undisclosed Liabilities; No Guaranties. Except as set forth on Section 3(g) of the Company Disclosure Schedule, in the financial statements of the Company included in the Disclosure Documents, the Company and its Subsidiaries do not have any material Liabilities. Except as set forth on Section 3(g) of the Company Disclosure Schedule, none of the Company nor any of its Subsidiaries is a guarantor or otherwise liable for any Liability (including indebtedness) of any other Person. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any agreement, contract or other arrangement associated with off balance sheet financing.

(h) Absence of Litigation. Except as set forth in the Disclosure Documents and to the Company’s knowledge, there is no Proceeding pending or threatened by or before any Governmental Body against the Company or any of its Subsidiaries. As of the date hereof, to the Company’s knowledge, there is no Proceeding pending or, to the Company’s knowledge, threatened by or before any Governmental Body (i) seeking to prevent, hinder, modify or challenge any of the transactions contemplated by this Agreement or any of the Transaction Documents, or (ii) that would cause any of the transactions contemplated by this Agreement or any of the Transaction Documents to be illegal, invalid, voidable or otherwise rescinded.

(i) Title to Assets. Except as set forth in Section 3(i) of the Company Disclosure Schedule, the Company or any of its Subsidiaries have good and marketable title to, or a valid leasehold interest in, free and clear of all Encumbrances, all properties and assets material to the Business. All facilities, machinery, equipment, fixtures, vehicles and other assets and properties owned, leased or used by the Company or any of its Subsidiaries are in good operating condition and repair (subject to ordinary wear and tear) and are reasonably fit and usable for the purposes for which they are being used.

(j) Legal Compliance. Each of the Company and its Subsidiaries and their respective predecessors and Affiliates is currently in compliance and, except to the extent that noncompliance will not and could not reasonably be expected to have a material adverse effect upon the Business or the financial condition of the Company and any of its Subsidiaries as currently conducted or proposed to be conducted, has been in compliance with all applicable Laws, and no Proceeding has been filed or commenced against any of them alleging any failure so to comply.

(k) Contracts. Section 3(k) of the Company Disclosure Schedule lists all contracts and other agreements (whether written or oral) to which any of the Company or its Subsidiaries is a party pursuant to which the Company or any of its Subsidiaries is to receive, or is obligated to pay, more than $1,000,000 (“Material Contracts”), specifying for each the parties thereto, all of which are listed on Section 3(k) of the Company Disclosure Schedule.

(l) Employees; Employee Benefits.

Except as set forth in Section 3(l) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries maintain any Plans (as defined in ERISA Section 3(3)) or any obligation, arrangement or customary practice, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, officers, employees or agents.

(m) Intellectual Property.

The Company and its Subsidiaries own or have a right to use all Company Intellectual Property material to the Business, free and clear of any and all Encumbrances of any kind, except where the failure to own or have a right to use such property or such lien or encumbrance would not have a material adverse effect upon the Business or the financial condition of the Company and any of its Subsidiaries. The use of the Company Intellectual Property by the Company and its Subsidiaries does not conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, domain name, patent, service mark, brand mark, brand name, database, industrial design, trade secrets, technology, software, customer lists, copyright or any pending application therefor of any other Person, and the Company and the directors and officers (and employees with responsibility for intellectual property matters) of the Company and its Subsidiaries do not have knowledge of any claims thereof. The use of all Company Intellectual Property will not be adversely affected by the transactions contemplated in this Agreement.

(n) Notes and Accounts Receivable. All notes and accounts receivable of the Company and its Subsidiaries are reflected properly on the financial statements of the Company (“Financial Statements”) and are valid receivables subject to no setoffs or counterclaims, are current and collectible within 180 days after the Closing, subject only to the reserve for bad debts set forth on the face of the balance sheet included in the Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries.

(o) Tax Matters. The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, statute or local tax. None of the Company’s tax returns is presently being audited by any taxing authority.

(p) Books and Records. The books of account, minute books, equity record books and other records of the Company and its Subsidiaries, all of which have been made available to the Investors prior to Closing, are accurate and complete in all material respects and have been maintained in accordance with sound business practices.

(q) Certain Business Relationships. Except as set forth in Section 3(q) of the Company Disclosure Schedule or the Disclosure Documents, none of the Company and its Subsidiaries nor any their respective employees, officers, directors, agents, representatives or Affiliates has been involved in any business arrangement or relationship with the Company and its Subsidiaries within the past 36 months, and none of the Company and its Subsidiaries nor any their respective employees, officers, directors, agents, representatives or Affiliates own any asset, tangible or intangible, which is used in, or required or necessary for the conduct of, the businesses of the Company and its Subsidiaries. There are no loan, guarantee, cross-guarantee, pledge, credit or other similar agreements, monies due, advances made or other funds transferred, between such persons and the Company or any of its Subsidiaries.

(r) Private Offering. Based on the representations provided by each Investor in Section 4, the offer and sale of the Shares to each Investor is, and the offer and sale of the Securities to the Investors will be, exempt from the registration and prospectus delivery requirements of the Securities Act and any other securities Laws. Neither the Company nor any Person acting on its behalf has offered or sold or will offer or sell any securities, or has taken or will take any other action (including, without limitation, any offering of securities of the Company under circumstances that would require, under the Securities Act, the integration of such offering with the offer and sale of the Securities) which would subject the offer and sale of the Securities to the registration provisions of the Securities Act.

(s) Use of Proceeds. The Company shall use the proceeds from the sale of the Securities for the purpose(s) set forth in the use of proceeds schedule 3(s) attached hereto.

(t) Brokers’ Fees. Except as set forth in Section 3(t) of the Company Disclosure Schedule, neither the Company not any of its Subsidiaries, nor any of their shareholders, employees, officer or directors, has any Liability to pay any fees or commissions or other consideration to any broker, finder, or agent with respect to the transactions contemplated by this Agreement, including any Liability or obligations for which the Investors can become liable or obligated. Except as set forth in Section 3(t) of the Company Disclosure Schedule, any such Liability will be paid by the Company prior to the Closing.

(u) Environmental and Safety Laws. Since January 1, 2007, neither the Company nor its Subsidiaries have been in violation of any applicable Law relating to the environment or occupational health and safety, where such violation would have a material adverse effect on the Business or financial condition of any of the Company or any of its Subsidiaries. As used herein, “Environmental Laws” means all applicable Laws governing, regulating or otherwise affecting the environment, health or safety.

(v) Manufacturing and Marketing Rights. Neither the Company nor any of its Subsidiaries has granted rights to manufacture, produce, assemble, license, market or sell its products or services to any other Person nor is bound by any agreement that affects their exclusive right to develop, manufacture, assemble, distribute, market or sell its products and services. There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or any of its Subsidiaries is a party or by which it or any its assets is bound that may involve (A) provisions restricting or affecting the development, manufacture or distribution of any of their products or services, or (B) agreements not to compete with any person or entity or not to engage in any particular line of business.

4. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.

The Investors represent and warrant to the Company that the statements contained in this Section 4 are correct and complete as of the date of this Agreement.

(a) Organization and Standing. Authorization of Transaction. The Investors represent and warrant that they are Entities duly organized and validly existing under the laws of their jurisdiction of organization, holding power and authority to own, operate and lease their assets and to carry on their businesses as currently conducted, to execute and deliver this Agreement and the Transaction Documents and to carry out the transactions contemplated hereby and thereby. The Investors have full corporate or partnership power and authority, as applicable (or capacity, if an individual), to execute and deliver this Agreement, the Transaction Documents and any applicable ancillary agreement and to perform their obligations hereunder and thereunder. This Agreement constitutes the valid and legally binding obligation of the Investors, enforceable in accordance with its terms and conditions except to the extent that such enforcement may be limited by bankruptcy, reorganization, insolvency and other similar Laws and court decisions relating to or affecting the enforcement of creditors’ rights generally and by the application of general equitable principles. Except as otherwise required by applicable federal or state securities Laws, the Investor need not provide any notice to, make any filing with, or obtain any authorization, consent, or approval of, any Governmental Body of any other Person in order to consummate the transactions contemplated by this Agreement, any Transaction Document, or any ancillary agreement.

(b)  Circumstances of Purchase.  The Investors are purchasing the Notes for their own account and not with a view towards the public sale or distribution thereof within the meaning of the 1933 Act; and the Investors will acquire any Conversion Shares issued to the Investors prior to the SEC Effectiveness Date of a Registration Statement covering the resale of such Conversion Shares by the Investors for their own accounts and not with a view towards the public sale or distribution thereof, within the meaning of the 1933 Act, prior to such SEC Effectiveness Date; and the Investors have no intention of making any distribution, within the meaning of the 1933 Act, of the Conversion Shares except in compliance with the registration requirements of the 1933 Act or pursuant to an exemption therefrom. The Investors are acquiring the Securities hereunder in the ordinary course of their business.

(c) Brokers’ Fees. The Investors have no Liability to pay any fees or commissions or other consideration to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Company or any of its Subsidiaries could become liable or obligated.

(d) No Registration. The Investors understand that (1) the Notes are being offered and sold to the Investors without registration and (2) until the earlier of the SEC Effectiveness Date or the date that is twelve (12) months after March 10, 2008, the Conversion Shares will be issued to the Investors upon such conversion, in each such case in reliance on one or more exemptions from the registration requirements of the 1933 Act, including, without limitation, Regulation S, and exemptions from state securities laws and that the Company is relying upon the truth and accuracy of, and the Investors’ compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investors set forth herein in order to determine the availability of such exemptions and the eligibility of the Investors to acquire or receive an offer to acquire the Securities. The Investors (A) agree that they will not offer, sell or otherwise transfer the Note or the Conversion Shares nor, unless in compliance with the 1933 Act, engage in hedging transactions involving such Securities, on or prior to (x) the date which is one year after the later of the date of the commencement of the offering and the date of original issuance (or of any predecessor of any Security proposed to be transferred by the Investor) and (y) such later date, if any, as may be required by applicable law, except (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the 1933 Act, (c) for so long as any Security is eligible for resale pursuant to Rule 144A under the 1933 Act, to a person it reasonably believes is a “qualified institutional buyer” as defined in Rule 144A that purchases for its own account or for the account of another qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to Persons who are not “U.S. Persons” (within the meaning of Regulation S) that occur outside the United States within the meaning of Regulation S or (e) pursuant to any other available exemption from the registration requirements of the 1933 Act, and (B) agrees that it will give to each person to whom such Security is transferred a notice substantially to the effect of this paragraph.

(e) Directing Selling Efforts. No form of “directed selling efforts” (as defined in Rule 902 of Regulation S under the 1933 Act), general solicitation or general advertising in violation of the 1933 Act has been or will be used nor will any offers by means of any directed selling efforts in the United States be made by the Investors or any of their representatives in connection with the offer and sale of the Notes.

(f) Investor Status. INITIAL BELOW IF APPLICABLE. At the time each Investor was offered the Securities, it was not, and at the date hereof it is not, a “U.S. Person” (as defined in Rule 902 of Regulation S under the 1933 Act) and it understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Notes in any country or jurisdiction where action for that purpose is required. It is not acquiring the Notes for the account or benefit of any U.S. persons except in accordance with one or more available exemptions from the registration requirements of the 1933 Act or in a transaction not subject thereto.

______________________
Initial

(g) Accredited Investor Status. Each Investor is an “accredited investor” as defined in Regulation D promulgated under the 1933 Act. Each Investor is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Investor is not a broker-dealer, nor an affiliate of a broker-dealer.

(h) Information Provided. The Investors and their advisors, if any, have requested, received and considered all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and information relating to the offer and sale of the Notes deemed relevant by them; each Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company concerning the terms of the offering of the Securities and the business, properties, operations, condition (financial or other), results of operations and prospects of the Company and the Subsidiaries. Without limiting the generality of the foregoing, the Investors have had the opportunity to obtain and to review the Disclosure Documents; in connection with its decision to purchase the Notes, each Investor has relied solely upon the Disclosure Documents, the representations, warranties, covenants and agreements of the Company set forth in this Agreement and to be contained in the Transaction Documents, as well as any investigation of the Company completed by the Investors or their advisors; each Investor understands that its investment in the Securities involves a high degree of risk; and the Investors understand that the offering of the Notes is being made to the Investors as part of an offering without any minimum amount of the offering but subject to a maximum amount of $7 million aggregate principal amount of the Notes (subject, however, to the right of the Company at any time prior to execution and delivery of this Agreement by the Company, in its sole discretion, to accept or reject an offer by the Investors to purchase the Notes).

(i) Investment Experience. The Investors understand the risks of investing in companies which have their business operations domiciled in the People’s Republic of China and that the purchase of the Notes involves substantial risk. The Investors, either alone or together with their representatives, have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and have so evaluated the merits and risks of such investment. The Investors are able to bear the economic risk of an investment in the Securities and, at the present time, are able to afford a complete loss of such investment. The Investors have had the opportunity to ask questions of management of the Company.

(j) Short Sales and Confidentiality prior to the Date Hereof. Other than the transaction contemplated hereunder, the Investors have not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Investors, executed any disposition, including Short Sales (but not including the location and/or reservation of borrowable shares of Common Stock), in the securities of the Company during the period commencing from the time that the Investors first received a term sheet from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder until the date hereof (the “Discussion Time”).

5. REGISTRATION RIGHTS.

(a) Mandatory Registration.  (1) (i) The Company shall prepare and, in no event later than the date which is 45 days after the Closing Date, file with the SEC a Registration Statement which covers the resale by the Investor of a number of shares of Common Stock equal to the number of Conversion Shares issuable upon conversion of the Note based on the initial Conversion Price as set forth in the Note, as Registrable Securities, and which Registration Statement shall state that, in accordance with Rule 416 under the 1933 Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Note to prevent dilution resulting from stock splits, stock dividends or similar transactions; (ii) Notwithstanding anything to the contrary contained in this Section 5, if the Company receives SEC Comments, and following discussions with and responses to the SEC in which the Company uses its reasonable best efforts and time to cause as many Registrable Securities for as many Investors as possible to be included in the Registration Statement filed pursuant to Section 5(a) without characterizing any Investor as an underwriter (and in such regard uses its reasonable best efforts to cause the SEC to permit the affected Investors or their respective counsel to participate in SEC conversations on such issue together with counsel of the Company, and timely conveys relevant information concerning such issue with the affected Investors or their respective counsel), the Company is unable to cause the inclusion of all Registrable Securities in such Registration Statement, then the Company may, following not less than three (3) Trading Days prior written notice to the Investors, (x) remove from the Registration Statement such Registrable Securities (the “Cut Back Shares”) and/or (y) agree to such restrictions and limitations on the registration and resale of the Registrable Securities, in each case as the SEC may require in order for the SEC to allow such Registration Statement to become effective; provided, that in no event may the Company name any Investor as an underwriter without such Investor’s prior written consent (collectively, the “SEC Restrictions”). Unless the SEC Restrictions otherwise require, any cut-back imposed pursuant to this Section 5(a)(1)(ii) shall be allocated among the Registrable Securities of the Investors on a pro rata basis. No liquidated damages under Section 5(a)(2) shall accrue on or as to any Cut Back Shares, and the required SEC Effectiveness Date for such Registration Statement will be tolled, until such time as the Company is able to effect the registration of the Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date”). From and after the Restriction Termination Date, all provisions of this Section 5 (including, without limitation, the liquidated damages provisions, subject to tolling as provided above) shall again be applicable to the Cut Back Shares (which, for avoidance of doubt, retain their character as “Registrable Securities”) so that the Company will be required to file with and cause to be declared effective by the Commission such additional Registration Statements in the time frames set forth herein as necessary to ultimately cause to be covered by effective Registration Statements all Registrable Securities (if such Registrable Securities cannot at such time be resold by the Investors thereof pursuant to Rule 144).

(2) If at any time or from time to time after the Closing Date any Investor shall hold or be the beneficial owner of any Registrable Securities, other than those Registrable Securities included in the Registration Statement that the Company is required to file under Section 5(a)(1), which Registrable Securities are not covered by a Registration Statement, then promptly following the written demand of any Investor following the issuance of such additional Registrable Securities or the issuance of any securities convertible into, exchangeable for, or otherwise entitling an Investor to acquire, such additional Registrable Securities, and in any event within 45 days following such demand, the Company shall prepare and file with the SEC a new Registration Statement covering the resale by such Investor of such additional Registrable Securities; provided, however that the Company shall not be required to file a Registration Statement covering the resale of less than 50% of the then outstanding Registrable Securities at any time. Such Registration Statement also shall cover, to the extent permitted by the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional securities resulting from stock splits, stock dividends or similar transactions with respect to such additional Registrable Securities. Nothing herein shall limit the Company’s obligations or any Investor’s rights under Section 6.4 of the Note.

(3) If a Payment Event occurs, then the Company will make payments to the Investor, in immediately available funds in lawful money of the United States, as partial liquidated damages for the minimum amount of damages to the Investor by reason thereof, and not as a penalty, which payments shall accrue at the rate of 1.0% per month of the principal amount of the Notes at the time outstanding during each Payment Period. Each such payment shall be due and payable within ten (10) Business Days after the end of each calendar month during which any Payment Period occurs until the termination of such Payment Period. Such payments shall constitute full payment to the Investor and shall constitute the Investor’s exclusive remedy for any Payment Event. A particular Payment Period shall terminate upon (u) the filing of the applicable Registration Statement, in the case of clause (i) of the definition of “Payment Event”; (v) the applicable SEC Effectiveness Date for the particular Registration Statement, in the case of clause (ii) or (iii) of the definition of “Payment Event”; (w) the ability of the Investor to effect sales pursuant to the applicable Registration Statement, in the case of clause (iv) of the definition of “Payment Event”; (x) the issuance and delivery of the Shares, in the case of clause (vi) of the definition of “Payment Event”; and (y) in the case of the events described in clauses (ii), (iii) and (iv) of the definition of “Payment Event”, the earlier termination of the Registration Period, and in each such case in the preceding clauses (u) thorough (y), any Payment Period that commenced by reason of the occurrence of any Payment Event shall terminate if at the time (1) no other Payment Event is continuing or (2) subject to the rights of any transferee under Section 9(c), the Investor no longer holds any portion of the Note or any Registrable Securities. Notwithstanding any other provision of this Section 5(a)(3) to the contrary, the Company shall not be obligated to make any payments hereunder for Payment Periods in excess of an aggregate of 10% of the principal amount of the Notes at the time outstanding. If the Company fails to pay any liquidated damages pursuant to this Section in full within three days after the date payable, the Company will pay interest thereon at a rate of 10% per annum (or such lesser rate as is the highest rate permitted by applicable law) to the Investors, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.

(b) Obligations of the Company.  In connection with the registration of the Registrable Securities, the Company shall:

(1) use its commercially reasonable best efforts to cause each Registration Statement to become effective as promptly as possible after the filing thereof and to keep such Registration Statement effective at all times during the Registration Period. The Company shall submit to the SEC, within five (5) Business Days after the Company learns that no review of such Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on such Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request. The Company represents and warrants to the Investors that (a) each Registration Statement (including any amendment or supplement thereto and prospectus contained therein), at the time it is first filed with the SEC, at the time it is ordered effective by the SEC and at all times during which it is required to be effective hereunder (and each such amendment and supplement at the time it is filed with the SEC and at all times during which it is available for use in connection with the offer and sale of the Registrable Securities) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (b) each Prospectus, at the time the related Registration Statement is declared effective by the SEC and at all times that such Prospectus is required by this Agreement to be available for use by any Investor and, in accordance with Section 5(c)(3), any Investor is entitled to sell Registrable Securities pursuant to such Prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

(2) subject to Section 5(b)(5), prepare and file with the SEC such amendments (including post-effective amendments) and supplements to each Registration Statement and Prospectus as may be necessary to keep such Registration Statement effective, and such Prospectus current, at all times during the Registration Period, and, during the Registration Period (other than during any Blackout Period during which the provisions of Section 5(b)(5)(B) are applicable), comply with the provisions of the 1933 Act applicable to the Company in order to permit the disposition by the Investors of all Registrable Securities covered by such Registration Statement;

(3) furnish to Investors whose Registrable Securities are included in a particular Registration Statement and such Investors’ respective legal counsel, promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, (1) one conformed copy of such Registration Statement and any amendment thereto and the related Prospectus and each amendment or supplement thereto and (2) such number of copies of such Prospectus and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor; and notify the Investors and their legal counsel within three Business Days after the same is filed with the SEC, or received by the Company, of the filing or receipt of each letter written by or on behalf on the Company to the SEC or the staff of the SEC, to the extent it addresses or concerns such Investors, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement, to the extent pertaining to an Investor (other than any portion thereof which contains information for which the Company has sought confidential treatment), and permit counsel designated by the Investor to review such letters and items of correspondence upon the request of such counsel;

(4) subject to Section 5(b)(5), use its commercially reasonable best efforts (i) to register and qualify the Registrable Securities covered by each Registration Statement under the securities or blue sky laws of such jurisdictions as any Investor who owns or holds any Registrable Securities reasonably requests, (ii) to prepare and to file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period and (iii) to take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale by the Investors in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto (I) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(b)(4), (II) to subject itself to general taxation in any such jurisdiction, (III) to file a general consent to service of process in any such jurisdiction, (IV) to provide any undertakings that cause more than nominal expense or burden to the Company or (V) to make any change in its certificate or article of incorporation or by-laws which the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

 (5) (A) as promptly as practicable after becoming aware of such event or circumstance, notify each Investor of the occurrence of any event or circumstance of which the Company has knowledge (x) as a result of which any Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (y) which requires the Company to amend or supplement any Registration Statement due to the receipt from an Investor or any other selling stockholder named in the Prospectus of new or additional information about such Investor or selling stockholder or its intended plan of distribution of its Registrable Securities or other securities covered by such Registration Statement, or (z) which requires the Company to amend or supplement any Registration Statement pursuant to the Company’s undertakings as set forth in the Registration Statement and in Item 512 of Regulation S-K under the 1933 Act, and use its best efforts promptly to prepare a supplement or amendment to such Registration Statement and Prospectus to correct such untrue statement or omission or to add any new or additional information, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request;

(B) notwithstanding Section 5(b)(5)(A) above, if at any time the Company notifies the Investors as contemplated by Section 5(b)(5)(A) with respect to a particular Registration Statement or Prospectus the Company also notifies the Investors that the event giving rise to such notice relates to a development involving the Company which occurred subsequent to the later of (x) the SEC Effectiveness Date of the applicable Registration Statement and (y) the latest date prior to such notice on which the Company has amended or supplemented such Registration Statement, then the Company shall not be required to use best efforts to make such amendment during a Blackout Period; provided, however, that in any period of 365 consecutive days the Company shall not be entitled to avail itself of its rights under this Section 5(b)(5)(B) with respect to more than two Blackout Periods; and provided further, however, that no Blackout Period may commence sooner than 90 days after the end of an earlier Blackout Period;

(6) as promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being offered or sold pursuant to a particular Registration Statement of the issuance by the SEC of any stop order or other suspension of effectiveness of such Registration Statement at the earliest possible time;

(7) permit the Investors who hold Registrable Securities being included in a particular Registration Statement (or their designee) and their counsel to review and have a reasonable opportunity to comment on such the selling stockholder section and beneficial ownership tables contained in such Registration Statement and any related Prospectus and all amendments and supplements thereto at least two Business Days prior to their filing with the SEC;

(8) use its commercially reasonable best efforts to cause all the Registrable Securities covered by a particular Registration Statement as of the SEC Effectiveness Date of such Registration Statement to be listed, quoted or traded on the principal securities market on which securities of the same class or series issued by the Company are then listed, quoted or traded; and

(9) provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities at all times;

(c) Obligations of the Investors.  In connection with the registration of the Registrable Securities, the Investor shall have the following obligations:

(1) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company completed Selling Securityholder Questionnaire in the form attached hereto as Exhibit B and shall execute such other documents in connection with such registration as the Company may reasonably request.

(2) Each Investor by such Investor’s acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of each Registration Statement hereunder that covers such Registrable Securities, unless such Investor has notified the Company of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement;

(3) Each Investor agrees that it will not effect any disposition of the Registrable Securities except as contemplated in the applicable Registration Statement or Prospectus or as otherwise is in compliance with applicable securities laws and that it will promptly notify the Company of any material changes in the information set forth in the Registration Statement regarding such Investor or its plan of distribution before selling any Registrable Securities pursuant to such Registration Statement or Prospectus subsequent to such material change; each Investor agrees (a) to notify the Company in writing in the event that such Investor enters into any material agreement with a broker or a dealer for the sale pursuant to a Registration Statement of Registrable Securities through a block trade, special offering, exchange distribution or a purchase by a broker or dealer and (b) in connection with such agreement, to provide to the Company in writing the information necessary to prepare any supplemental Prospectus pursuant to Rule 424(c) under the 1933 Act which is required with respect to such transaction; and

(4) Each Investor acknowledges that there may occasionally be times as specified in Section 5(b)(5) or 5(b)(6) when the Company must suspend the use of a Prospectus until such time as an amendment to the related Registration Statement has been filed by the Company and declared effective by the SEC, the Company has prepared a supplement to such Prospectus, or the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. Each Investor hereby covenants that it will not sell any Registrable Securities pursuant to such Prospectus during the period commencing at the time at which the Company gives such Investor notice of the suspension of the use of such Prospectus in accordance with Section 5(b)(5) or 5(b)(6) and ending at the time the Company gives such Investor notice that such Investor may thereafter effect sales pursuant to the Prospectus, or until the Company delivers to such Investor or files with the SEC an amended or supplemented Prospectus.

6. POST-CLOSING COVENANTS.

The Parties agree as follows with respect to the period following the Closing.

(a) Transfer Restrictions.  The Investors acknowledge and agree that (1) the Notes have not been and are not being registered under the provisions of the 1933 Act or any state securities laws and, except as provided in Section 5, the Conversion Shares have not been and are not being registered under the 1933 Act or any state securities laws, and that the Notes may not be transferred unless an Investor shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Note to be transferred may be transferred without such registration; (2) no sale, conveyance assignment or other transfer of the Notes or any interest therein may be made except in accordance with the terms hereof and thereof; (3) the Conversion Shares may not be resold by an Investor unless the resale has been registered under the 1933 Act or is made pursuant to an applicable exemption from such registration and the Company shall have received the opinion of counsel provided for in the third to last sentence of this Section 6(a); (4) any sale of Conversion Shares under a Registration Statement shall be made only in compliance with the terms of this Section 6(a) and Section 5 (including, without limitation, Section 5(c)(4)); (5) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if the exemption provided by Rule 144 is not available, any resale of the Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (6) the Company is under no obligation to register the Securities (other than registration of the resale of the Registrable Securities in accordance with Section 5) under the 1933 Act or, except as provided in Section 6(d) and Section 5, to comply with the terms and conditions of any exemption thereunder. Prior to the time particular Conversion Shares are eligible for resale under Rule 144, the Investors may not sell the Conversion Shares in a transaction which does not constitute a sale thereof pursuant to the applicable Registration Statement in accordance with the plan of distribution set forth therein or in any supplement to the related Prospectus unless an Investor shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, that such Conversion Shares may be so sold without registration under the 1933 Act. Nothing in any of the Transaction Documents shall limit the right of a holder of the Securities to make a bona fide pledge thereof to an institutional lender and the Company agrees to cooperate with any Investor who seeks to effect any such pledge by providing such information and making such confirmations as reasonably requested. The Investors agree that any sale by an Investor of Shares pursuant to a particular Registration Statement shall be made in a manner described in the plan of distribution set forth in the related Prospectus.

(b) Restrictive Legends.  (1) The Investors acknowledge and agree that the Notes shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Notes):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES WHICH MAY BE ISSUABLE PURSUANT HERETO HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER [REGULATION S (“REGULATION S”)] [REGULATION D (“REGULATION D”)] PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, OR (B) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR (II) UNLESS SOLD PURSUANT TO, AND IN ACCORDANCE WITH, RULE 144 OR RULE 144A UNDER THE ACT OR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS. NOTWITHSTANDING THE FOREGOING, SUBJECT TO COMPLIANCE WITH APPLICABLE SECURITIES LAWS, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(2) The Investors further acknowledge and agree that until such time as the Shares have been registered for resale under the 1933 Act as contemplated by Section 5 of this Agreement or are eligible for resale under Rule 144 under the 1933 Act, the certificates for the Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Shares):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE RESOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT.

(3) Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 6(b)(2) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such Security is effective under the 1933 Act, or (ii) following any sale of such Shares pursuant to Rule 144, or (iii) if such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the SEC). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the SEC Effectiveness Date if required by the Company’s transfer agent to effect the removal of the legend hereunder. If all or any portion of the Securities are converted or exercised (as applicable) at a time when there is an effective registration statement to cover the resale of the Shares, or if such legend is not otherwise required under applicable requirements of the 1933 Act (including judicial interpretations thereof) then such Shares shall be issued free of all legends. The Company agrees that following the SEC Effectiveness Date or at such time as such legend is no longer required under this Section 6(b)(3), it will, no later than ten Trading Days following the delivery by an Investor to the Company or the Company’s transfer agent of a certificate representing Shares, as applicable, deliver or cause to be delivered to such Investor a certificate representing such Shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

(c) Reporting Status.   During the Registration Period, the Company shall timely file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

(d) Debt Obligation.  So long as any portion of the Note is outstanding, the Company shall cause its books and records to reflect the Note as a debt of the Company in its unpaid principal amount, shall cause its financial statements to reflect the Note as a debt of the Company in such amount as shall be the greatest amount permitted in accordance with Generally Accepted Accounting Principles and, whenever appropriate, as a valid senior debt obligation of the Company for money borrowed.

(e) Press Releases. Any press release or other publicity concerning this Agreement or the transactions contemplated by this Agreement shall be submitted to the Investors for comment at least one Business Day prior to issuance, unless the release is required to be issued within a shorter period of time pursuant to this Agreement or by law or pursuant to the rules of the securities exchange or market which at the time constitutes the principal market for the Common Stock.  The Company shall, contemporaneously with the closing on the Closing Date or as promptly as possible thereafter on the Closing Date, issue a press release concerning the transactions contemplated hereby. The Company's other press releases and other public information, to the extent concerning the Transaction Documents, shall contain such information as reasonably requested by the Investors and be reasonably approved by the Investors prior to issuance.

(f) Form 8-K; Limitation on Information and Investor Obligations.  Within four Business Days after the Closing Date, the Company will publicly report the issue and sale of the Notes entered into on or before the Closing Date by filing with the SEC a Current Report on Form 8-K under the Exchange Act, which report shall describe the material terms of the transactions contemplated hereby and thereby and include copies of the forms of the Transaction Documents as exhibits to such report.

(g) Security Agreement.  The Company agrees to execute and deliver to the Collateral Agent at or before the closing on the Closing Date the Pledge and Security Agreement in the form attached hereto as Annex II.

(h) Short Sales and Confidentiality after the Date Hereof.  The Investor covenants that neither it nor any affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period commencing from the time that the Investor first received a term sheet from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder and ending on the earlier of (i) the date that the transactions contemplated by this Agreement are first publicly announced as described in Section 6(f) and (ii) the date, if applicable, that this Agreement is terminated pursuant to Section 9(m). The Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 6(f) or the earlier termination of this Agreement, the Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). The Investor understands and acknowledges that the SEC currently takes the position that coverage of short sales of shares of the Common Stock “against the box” prior to the effective date of the Registration Statement with the Securities is a violation of Section 5 of the 1933 Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Notwithstanding the foregoing, the Investor does not make any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the earlier of (i) the date that the transactions contemplated by this Agreement are first publicly announced as described in Section 6(f) and (ii) the date, if applicable, that this Agreement is terminated pursuant to Section 9(m). Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor's assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

(i) Performance Adjustment. In the event that the Company’s pre-tax net income (the “Actual Income”) for the year ended December 31, 2008 (“Fiscal 2008”), shall be less than $10,000,000 (the “2008 Projected Income,”), the Conversion Price shall be determined thereafter according to the following formula:

CP=CP(1)-CP(1)x(PI-AI)/PI

where

CP = Conversion Price after Performance Adjustment

CP(1) = Conversion Price before Performance Adjustment

PI = 2008 Projected Income

AI = Actual Income

Notwithstanding anything herein to the contrary, at no time shall the Conversion Price be lower than $0.65 per Share.

7. CONDITIONS TO OBLIGATION TO CLOSE.

(a) Conditions to Obligation of the Investors. The obligation of each of the Investors to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i) No legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement;

(ii) The representations and warranties of the Company contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date as if given on and as of the Closing Date (except for representations given as of a specific date, which representations shall be true and correct as of such date), and on or before the Closing Date the Company shall have performed all covenants and agreements of the Company contained herein or in any of the other Transaction Documents required to be performed by the Company on or before the Closing Date;

(iii) No event which, if the Notes were outstanding, (1) would constitute an Event of Default or which, with the giving of notice or the passage of time, or both, would constitute an Event of Default shall have occurred and be continuing or (2) would constitute a Repurchase Event or which, with the giving of notice or the passage of time, or both, would constitute a Repurchase Event shall have occurred and be continuing;

(iv) The Company shall have delivered to the Investor a certificate, dated the Closing Date, duly executed by its Chief Executive Officer or Chief Financial Officer, to the effect set forth in subparagraphs (i), (ii) and (iii) of this Section 7(a);

(v) The Company shall have delivered to the Investors a certificate, dated the Closing Date, of the Secretary of the Company certifying (1) the Certificate of Incorporation and By-Laws of the Company as in effect on the Closing Date, (2) all resolutions of the Board of Directors (and committees thereof) of the Company relating to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby and (3) such other matters as reasonably requested by the Investors;

(vi) The Collateral Agent shall have executed and delivered to the Company the Pledge and Security Agreement and a copy thereof duly executed and delivered by the Company, shall have been furnished to the Investors;

(vii) The Collateral Agent shall have executed and delivered to the Investors the Collateral Agency Agreement;

(viii) The Lockbox Agreement shall have been executed and delivered to the Company, the Collateral Agent and the Lockbox Agent and a copy thereof shall have been furnished by the Company to the Investors;

(ix) The Guaranty shall have been executed by Agatha Shen and shall have been furnished by Agatha Shen to the Investors; and

(x) On the Closing Date, the Investors shall have received an opinion of Guzov Ofsink, LLC, counsel for the Company, dated the Closing Date, addressed to the Investor, in the form attached as Annex IV and otherwise in form, scope and substance reasonably satisfactory to the Investors.

The Investors may waive any condition specified in this Section 7(a) if they execute a writing so stating at the Closing.

(b) Conditions to Obligation of the Company. The obligation of the Company to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

(i) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement; and

(ii) The representations and warranties of the Investors contained in this Agreement shall have been true and correct on the date of this Agreement and on the Closing Date as if made on the Closing Date and on or before the Closing Date the Investors shall have performed all covenants and agreements of the Investors contained in this Agreement and required to be performed by the Investors on or before the Closing Date.

The Company may waive any condition specified in this Section 7(b) if it executes a writing so stating at the Closing.

8. INDEMNIFICATION AND CONTRIBUTION.

(a)  Indemnification.  (1) To the extent not prohibited by applicable law, the Company will indemnify and hold harmless each Indemnified Person against any Claims to which any of them may become subject under the 1933 Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any Violation. Subject to the restrictions set forth in Section 8(a)(3) with respect to the number of legal counsel, the Company shall  reimburse the Investors and each such controlling Person, promptly as such expenses are incurred and are due and payable, for any documented reasonable legal fees or other documented and reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 8(a)(1) shall not apply to: (I) a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information relating to an Indemnified Person furnished in writing to the Company by such Indemnified Person or an underwriter for such Indemnified Person expressly for use in connection with the preparation of any Registration Statement or any such amendment thereof or supplement thereto; (II) any Claim arising out of or based on any statement or omission in any Prospectus, which statement or omission was corrected in any subsequent Prospectus that was delivered to the Indemnified Person prior to the pertinent sale or sales of Registrable Securities by such Indemnified Person; and (III) amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors.

(2) In connection with each Registration Statement, each Investor who is named as a selling stockholder in such Registration Statement agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 8(a)(1), each Indemnified Party against any Claim to which any of them may become subject, under the 1933 Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement or any amendment thereof or supplement thereto; and such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 8(a)(2) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor; provided, further, however, that an Investor shall be liable under this Section 8(a)(2) for only that amount of all Claims in the aggregate as does not exceed the amount by which the proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement exceeds the amount paid by such Investor for such Registrable Securities or for the Common Stock Equivalents pursuant to which such Registrable Securities were issued, as the case may be. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 8(a)(2) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in such preliminary prospectus was corrected on a timely basis in the related Prospectus, as then amended or supplemented.

(3) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 8(a) of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 8(a), deliver to the indemnifying party a notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel reasonably satisfactory to the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding, in which case the indemnifying party shall not be responsible for more than one such separate counsel, and one local counsel in each jurisdiction in which an action is pending, for all Indemnified Persons or Indemnified Parties, as the case may be. The failure to deliver notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 8(a), except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 8(a) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

(b) Contribution. To the extent any indemnification by an indemnifying party as set forth in Section 9(a) above is applicable by its terms but is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 8(a) to the fullest extent permitted by law. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative fault of each party, the parties’ relative knowledge of and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 8(a), (b) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any other Person who was not guilty of such fraudulent misrepresentation and (c) the aggregate contribution by any seller of Registrable Securities shall be limited to the amount by which the proceeds received by such seller from the sale of such Registrable Securities exceeds the amount paid by such Investor for such Registrable Securities or for the Common Stock Equivalents pursuant to which such Registrable Securities were issued, as the case may be.

(c) Other Rights. The indemnification and contribution provided in this Section shall be in addition to any other rights and remedies available at law or in equity.

9. MISCELLANEOUS.

(a) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(b) Entire Agreement. This Agreement (including any Transaction Documents) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(c) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that the Investor may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Investors shall no longer remain responsible for the performance of all of its obligations hereunder).

(d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(e) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(f) Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed given to a Party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid), (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment, or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested; in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number, e-mail address or individual as a party may designate by notice to the other parties):

If to the Investors to the addresses set forth in Exhibit A

If to the Company or Management:

SJ Electronics, Inc.
5F, No.166, Sinhu 2nd Road
Neihu District, Taipei City
Taiwan
Attention: Agatha Shen
Telephone No.: 011-8862-8791-8838
Facsimile No.: 011-8862-8791-1368
E-mail: Agatha@sjelect.com.tw

with a copy (which shall not constitute notice) to:

Guzov Ofsink, LLC
600 Madison Avenue, 14th Floor
New York, New York 10022
Attention: Darren L. Ofsink
Telephone No.: (212) 371-8008
Facsimile No.: (212) 688-7273
E-mail: dofsink@golawintl.com

(g) Controlling Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to choice of law provisions, statutes, regulations or principles of this or any other jurisdiction. Each Party hereby irrevocably submits to the exclusive jurisdiction (including personal jurisdiction) of the state and federal courts of the State of New York for any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other jurisdiction to venue therein). Process in any Proceeding under this Agreement may be served on any Party anywhere in the world.

(h) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Company and the Investors holding at least a majority of the principal amount of the Notes then outstanding.

(i) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. Furthermore, in lieu of such invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

(j) Expenses. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

(k) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

(l) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

(m) Termination.  (1) The Investors shall have the right to terminate this Agreement by giving notice to the Company at any time at or prior to the Closing Date if:

(A) the Company shall have failed, refused, or been unable at or prior to the date of such termination of this Agreement to perform any of its obligations hereunder required to be performed prior to the time of such termination;

(B) any condition to the Investors’ obligations hereunder is not fulfilled at or prior to the time such condition is required to be satisfied; or

(C) all the Closings contemplated by this Agreement shall not have occurred on or before May 30, 2008, other than solely by reason of a breach of this Agreement by the Investors, provided, that no Investor shall have the right to terminate this Agreement after delivering the Purchase Price to the Escrow Agent pursuant to Section 2(b) of this Agreement in a Closing on or before May 30, 2008.

Any such termination shall be effective upon the giving of notice thereof by the Investors. Upon such termination, the Investor shall have no further obligation to the Company hereunder and the Company shall remain liable for any breach of this Agreement or the other documents contemplated hereby which occurred on or prior to the date of such termination.

(2) The Company shall have the right to terminate this Agreement by giving notice to the Investors at any times at or prior to the Closing Date if all the Closings contemplated by this Agreement shall not have occurred on or before May 30, 2008, other than solely by reason of a breach of this Agreement by the Company, so long as the Company is not in breach of this Agreement at the time it gives such notice. Any such termination shall be effective upon the giving of notice thereof by the Company. Upon such termination, neither the Company nor the Investors shall have any further obligation to one another hereunder.

(n) Investor Status.  The Investor is not acting as part of a “group” (as that term is used in Section 13(d) of the Exchange Act) with any other Person who is or proposes to become a party to this Agreement, or who is acquiring or holds any Notes, in negotiating and entering into this Agreement or purchasing the Notes or acquiring, disposing of or voting any of the Shares. The Company hereby confirms that it understands and agrees that the Investors are not acting as part of any such group.

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Signature pages follow]

The Parties have executed and delivered this Agreement as of the date indicated in the first sentence of this Agreement.

SJ ELECTRONICS, INC.

By:___________________________________________________________
Name: ____________________________________________________
Title: _____________________________________________________

[Remainder of page intentionally left blank
Signature pages for Investors follow]

The Parties have executed and delivered this Agreement as of the date indicated in the first sentence of this Agreement.

INVESTOR:

_____________________________________________________
(Name of Investor)

By:___________________________________________________________
Name: ____________________________________________________
Title: _____________________________________________________

Principal Amount of the Note:$ _______________________________________

Tax ID No.: _____________________________________________________

ADDRESS FOR NOTICE
_____________________________________________________
_____________________________________________________
_____________________________________________________
_____________________________________________________
Attention: _______________________________________________________
Tel: ___________________________________________________________
Fax: ___________________________________________________________

DELIVERY INSTRUCTIONS
(if different from above)

_____________________________________________________
_____________________________________________________
_____________________________________________________
_____________________________________________________
Attention: _______________________________________________________
Tel: ___________________________________________________________
Fax: ___________________________________________________________